EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 9, 2006 relating to the consolidated financial statements, which appears in Tapestry Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 28, 2005.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Grant Thornton LLP

Denver, Colorado

May 2, 2006